UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

ADAGIO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42199	99-1151466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26051 Merit Circle, Suite 102 Laguna Hills, CA	92653
(Address of principal executive offices)	(Zip Code)

(949) 348-1188

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On October 14, 2025, Adagio Medical Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Purchasers”) whereby the Company will issue and sell to the Purchasers in a private placement (the “Private Placement”): (i) 9,792,506 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), or pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock in lieu thereof, and (ii) accompanying (a) Tranche A Warrants to purchase an aggregate of 6,012,943 shares of Common Stock (or pre-funded warrants in lieu thereof) (the “Tranche A Warrants”), Tranche B Warrants to purchase an aggregate of 6,012,943 shares of Common Stock (or pre-funded warrants in lieu thereof) (the “Tranche B Warrants”) and Tranche C Warrants to purchase an aggregate of 6,012,943 shares of Common Stock (or pre-funded warrants in lieu thereof) (the “Tranche C Warrants” and, together with the Tranche A and Tranche B Warrants, the “Milestone Warrants”), for aggregate gross proceeds of approximately $19 million (excluding up to approximately $31 million of aggregate gross proceeds that may be received in the future upon the cash exercise in full of the Milestone Warrants issued in the Private Placement), before deducting placement agent fees and other expenses payable by the Company. Each Share and each Pre-Funded Warrant sold pursuant to the Securities Purchase Agreement will be accompanied by one Tranche A Warrant, one Tranche B Warrant and one Tranche C Warrant. The combined purchase price of each Share and accompanying Milestone Warrants is $1.9403 and (which includes $0.2303 for the Milestone Warrants sold with each Share in accordance with the rules and regulations of The Nasdaq Stock Market LLC). The combined purchase price of each Pre-Funded Warrant and accompanying Milestone Warrant is $1.9402 (equal to the combined purchase price per Share and accompanying Milestone Warrants, minus $0.001). Entities affiliated with Perceptive Advisors LLC, an affiliate of the Company, purchased Shares and Milestone Warrants for an aggregate purchase price of $4,250,000.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and the Purchasers, indemnification rights and other obligations of the parties.

The foregoing description of the terms of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Securities Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Terms of the Pre-Funded Warrants and Milestone Warrants

Each Milestone Warrant is exercisable for one share of Common Stock at an exercise price of $1.71 per share. The Milestone Warrants will expire upon the earlier of (i) five years from the date of issuance or (ii) (a) for the Tranche A Warrants, the date that is thirty (30) days following the Company’s announcement of results from the Company’s FULCRUM-VT IDE pivotal clinical trial, (b) for the Tranche B Warrants, the date that is thirty (30) days following the Company’s announcement of U.S. Food and Drug Administration (“FDA”) approval of the Company’s vCLAS Cryoablation System, and (c) for the Tranche C Warrants, the date that is thirty (30) days following the Company’s announcement of FDA approval of the Company’s second generation vCLAS catheter system.

The Pre-Funded Warrants are being offered in lieu of shares of Common Stock and each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The exercise price and the number of shares issuable upon exercise of the Pre-Funded Warrants and the Milestone Warrants are subject to customary adjustments in the case of stock dividends, stock splits, pro rata distributions, and similar events in respect of the Common Stock.

A holder (together with its affiliates) of the Pre-Funded Warrants or Milestone Warrants, as the case may be, may not exercise any portion of the Pre-Funded Warrants or Milestone Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise, which percentage may be changed at the holder’s election to a lower or higher percentage not in excess of 19.99% upon 61 days’ notice to the Company subject to the terms of the Pre-Funded Warrants or the Milestone Warrants. In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Milestone Warrant, after the deadline for effectiveness of the registration statement to be filed pursuant to the Registration Rights Agreement, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Milestone Warrants, provided that such cashless exercise shall only be permitted if, at the time of such exercise, there is no effective registration statement registering the resale of shares of Common Stock underlying the Milestone Warrants or if the prospectus contained in such registration statement is not available for the resale of shares of Common Stock underlying the Milestone Warrants by the Milestone Warrant holder.

In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

The foregoing descriptions of the terms and conditions of the Milestone Warrants and the Pre-Funded Warrants do not purport to be complete and are each qualified in their entirety by the full text of the form of Pre-Funded Warrant and the form of Milestone Warrant, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a Registration Rights Agreement, dated October 14, 2025, with the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”), covering the resale of the Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Milestone Warrants no later than the 45th day following the date of the Registration Rights Agreement (the “Filing Deadline”), and to use reasonable best efforts to have the registration statement declared effective within a specified period after the Filing Deadline. Certain cash penalties will apply to the Company in the event of registration failures, as described in the Registration Rights Agreement.

The foregoing description of the terms of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Securities Purchase Agreement, the offering and sale of the securities described above are being offered and sold in a private placement under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, and have not been registered under the Securities Act, or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01. Financial Statements and Exhibits.

On October 15, 2025, the Company issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant.

4.2	Form of Milestone Warrant.

10.1	Form of Securities Purchase Agreement, dated October 14, 2025, by and among Adagio Medical Holdings, Inc. and each of the several purchasers signatory thereto.

10.2	Form of Registration Rights Agreement, dated October 14, 2025, by and among Adagio Medical Holdings, Inc. and each of the several purchasers signatory thereto.

99.1	Press Release, dated October 15, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2025

Adagio Medical Holdings, Inc.

By:	/s/ Todd Usen
Name:	Todd Usen
Title:	Chief Executive Officer

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